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                                                                   EXHIBIT 21


                      ITRON SUBSIDIARIES AND AFFILIATED COMPANIES

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DOMESTIC SUBSIDIARIES:                                        INTERNATIONAL SUBSIDIARIES:
Itron, Inc.                                                   Itron Canada, Ltd.  (Canada)
Corporate Headquarters                                        160 Wilkinson Rd., #22
2818 N. Sullivan Rd.                                          Brampton, ON.  L6T 4Z4
Spokane, WA. 99216-1897
P.O. Box 15288 Spokane, WA. 99215-5288                        Itron S.A.   (France)
                                                              Immeuble Merblanc
Utility Translation Systems, Inc.                             1, rue du Port au Prince
200 UTS Centre                                                38200 Vienne, France
5909 Falls of the Neuse Road
Raleigh, North Carolina, 27609                                Itron Ltd.  (England)
                                                              Kilnbrook House
Design Concepts, Inc.  (Idaho)                                Rose Kiln Lane
679 North Five Mile Road                                      Reading, Berkshire RG2 0BY
Boise, ID  83713                                              United Kingdom

Itron Manufacturing, Inc.                                     Itron Australisia Pty Ltd. (Australia)
2818 N. Sullivan Rd.                                          BHP Building
Spokane, WA. 99216-1897                                       Level 6, 55 Sussex Street
P.O. Box 15288 Spokane, WA. 99215-5288

Itron Minnesota, Inc.
2401 North State Street
Waseca, MN  56093

Itron/Metscan Corporation
N 2818 Sullivan Rd
Spokane, WA  99216

Genesis Services Pittsburgh, Inc
N 2818 Sullivan Rd
Spokane, WA  99216

Genesis Services Portland, Inc
N 2818 Sullivan Rd
Spokane, WA  99216

Itron International, Inc
N 2818 Sullivan Rd
Spokane, WA  99216

Itron Finance, Inc.
N 2818 Sullivan Rd
Spokane, WA  99216

Itron Connecticut Finance, Inc
N 2818 Sullivan Rd
Spokane, WA  99216

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